Exhibit 10.6

LOCK UP AGREEMENT

inContact, Inc.

7730 South Union Park Avenue, Suite 500

Salt Lake City, UT 84047

Re:	Public Offering of Shares of Common Stock

Ladies and Gentlemen:

Edison Venture Fund VII, LP (“Edison Ventures”) and inContact, Inc. (the “Company”) are parties to an Agreement and Plan of Merger dated as of May 6, 2014 (the “Merger Agreement”), pursuant to which Edison Ventures acquired a total of 1,724,646 shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”). Edison Ventures delivers this Lock-Up Agreement and agrees to be bound by the terms hereof as part of the consideration exchanged by the parties in the transactions contemplated by the Merger Agreement. Further, Edison Ventures recognizes that it is in the best financial interests of the Company and of Edison Ventures, as a shareholder of the Company, that the Company Common Stock received by Edison Ventures pursuant to the Merger Agreement be subject to certain restrictions and hereby agrees as follows:

1. Other than as set forth below, Edison Ventures shall not: (a) sell, assign, exchange, transfer, pledge, distribute or otherwise dispose of (i) any of the Shares, or (ii) any interest (including, without limitation, an option to buy or sell) in any of the Shares, in whole or in part, and no such attempted transfer shall be treated as effective for any purpose; or (b) engage in any transaction in respect to any of the Shares or any interest therein, the intent or effect of which is the effective economic disposition of the Shares (including, but not limited to, engaging in put, call, short-sale, straddle or similar market transactions) (the foregoing restrictions are referred to herein as “Lock-Up Restrictions”). For the avoidance of doubt, the Lock-Up Restrictions do not prohibit or restrict Edison Ventures from engaging in transactions that are permitted by law, including without limitation, naked hedging, naked short sales or similar transactions that do not utilize the Shares as collateral.

2. The Shares shall be released from the Lock-up Restrictions in four equal portions commencing on the effective date of the registration statement on Form S-3 filed by the Company with the Securities and Exchange Commission to register the Shares pursuant to the Registration Rights Agreement of even date herewith, and continuing on the first day of three consecutive thirty day periods starting thirty days following such effective date. Notwithstanding the foregoing, all Shares then-subject to the Lock-up Restrictions shall be released from the Lock-up Restrictions immediately prior to the consummation of a change in control of the Company (whether by a sale of stock, merger or otherwise).

3. Notwithstanding the foregoing, the restrictions set forth in paragraph 1 above shall not apply to transfers as a distribution to limited partners, general partners, members or stockholders of the undersigned or to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned; provided, however that in each case the transferee agrees to be bound in writing by the restrictions set forth herein.

4. The Company, in its discretion, may release from the Lock-up Restrictions some or all of the Shares earlier than the schedule set forth in this Lock-up Agreement.

5. Edison Ventures agrees and acknowledges that the certificates for the Shares shall contain a legend to the following effect:

Sale, assignment, transfer, pledge, or other disposition of the shares of common stock represented by this certificate is restricted by the provisions of that certain Lock-up Agreement between the registered holder of the shares and the Company, and may not be sold, assigned, exchanged, transferred, encumbered, pledged, distributed or otherwise disposed of until the shares are released from the restrictions set forth in the Lock-up Agreement. A copy of the Lock-up Agreement will be provided by the Company upon request.

Edison Ventures also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar relating to the transfer of the Shares, except in compliance with the restrictions set forth herein.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Edison Ventures has executed this Lock-Up Agreement as of the date first written above.

EDISON VENTURE FUND VII, LP
By:	Edison Partners VII, LLC, its General Partner

By:	/s/
Name:	Michael A. Kopelman
Title:	Managing Member

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